UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2010

INOVACHEM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52865	26-1946130
(Commission File Number)	(IRS Employer Identification No.)

44645 Guilford Drive, Suite 201, Ashburn, Virginia 20147
 (Address of Principal Executive Offices, Zip Code)

(703) 858-0036
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions of the letters, agreements, documents and transactions described in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to such documents which are filed as exhibits hereto and incorporated herein by reference.

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements with Messrs. Takamura and Pritzker

On February 9, 2010, InovaChem Inc. entered into agreements pursuant to which we employed Eric
Takamura as our Executive Chairman and Chief Executive Officer and Alan Pritzker as our Chief Financial Officer. Mr. Takamura’s annual base salary is $180,000 and he is entitled to a signing bonus of $30,000 and Mr. Pritzker’s annual base salary is $120,000 and he is entitled to a signing bonus of $10,000. The signing bonuses are to be paid by February 19, 2010. We granted Messrs. Takamura and Pritzker, pursuant to our 2010 Stock Option Plan described below, options to acquire 900,000 shares and 150,000 shares of our common stock, respectively, on the terms and conditions described below. The employment agreements also provide that they are entitled to receive such other benefits as may be made available by us to our employees and key executive officers (and with respect life, medical, health and death plans, such coverage is, with specified exceptions and limitations, to be provided to the employee and his family at our expense until the expiration of the applicable employee’s non-compete period) and, in the discretion of our board of directors, annual bonuses. Mr. Takamura’s employment agreement provides that it is anticipated that he will receive an annual bonus of 100% of his base salary and Mr. Pritzker’s employment agreement provides that it is anticipated that he will receive an annual bonus of 25% of his base salary.

The term of employment is, in the case of Mr. Takamura for three years, and in the case of Mr. Pritzker, one year, in each case commencing January 1, 2010 (the effective date of these agreements), and the term of employment is renewed automatically for successive one year periods unless we or the employee gives notice of non-renewal at least 90 days prior to the expiration of the applicable term. We may terminate the employment of an employee before the stated expiration date for “Cause” (as defined in the applicable employment agreement) in which case we are only obligated to pay the employee his unpaid base salary through the termination date; provided, however, if the reason for terminating him for “Cause” is due to his material uncured breach of his employment agreement, we must pay him his base salary (as in effect at the time of termination) for, in the case of Mr. Takamura, nine months, and, in the case of Mr. Pritzker, three months, following termination of employment.

We may also terminate either of these employees without “Cause” or either employee may, if he determines in good faith that he has “Good Reason” (as defined below), to terminate his employment. In either of such events, we are obligated to (A) continue to pay the employee his base salary (as in effect at the time of such termination) for the longer of (i) the balance of his employment term or (ii) in the case of Mr. Takamura twelve (12) months, and in the case of Mr. Pritzker, four months, from the date of termination , (B) pay the his pro rata share of his annual bonus, if any, is awarded and (C) provide such employee with outplacement services. The term “Good Reason” means (w) our failure to appoint or reappoint the employee to his position or his removal from his office or position, (x) the employee is assigned duties materially inconsistent with his position or his position, authority, duties, or responsibilities are materially diminished, (y) our uncured breach of any material provision of the employee’s employment agreement, or (z) within twelve months following a “Change in Control” (as defined Rule 405 promulgated under the Securities Act of 1933, as amended), a sale of substantially all of our assets or we are merged out of existence (collectively, a “Change of Control Event”).

Letter with John Salatino

Effective February 11, 2010, InovaChem, Inc. signed a letter with John Salatino pursuant to which he is to serve as our VP of Engineering and Programs. The letter contemplates that, among other things, the terms of his employment will be formalized in an employment agreement to be entered into by April 12, 2010, he will serve in such capacity for two years, his annual base salary will be $160,000 and $180,000 in the first and second year of his employment, respectively, he will receive a $20,000 signing bonus within ten days of entering into an agreement, he will be eligible for a variable performance based bonus plan with the envisioned annual bonus, if all our goals are met, of 25% of his base salary, he will be entitled to other benefits provided to management employees, in the event he is terminated, he will be entitled to severance equal to the greater of the remaining term of his contract or six months of his annual salary, and he will be granted an option to acquire an aggregate of 400,000 shares of our common stock at an exercise price of $0.15 per share, which option may be exercised on a cashless basis and may be exercised until February 29, 2012. Generally, options to acquire 100,000 shares may be exercised on a cumulative basis during the two weeks preceding August 31, 2010, February 28, 2011, August 31, 20111, and February 29, 2012 subject to accelerated exercise upon a change in control as provided therein and the right to exercise his remaining option in the event of the termination of his employment.

Compensation of Mr. Toh

Henry Toh, our Vice Chairman and Executive Vice President of Corporate Development, is an employee at will and receives a base salary of $90,000 per year as well as other benefits generally provided to management

Section 3 – Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.

On February 11, 2010, we closed on the private placement and accepted subscriptions from an additional thirteen investors for a total of 6,933,334 shares of our common stock at a purchase price of $0.15 per share. In total, we received gross proceeds from such offering of $540,000. This offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in this offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares will contain a legend stating the same.

Net proceeds received from this offering are expected to be used for working capital and other general corporate purposes.

In connection therewith Mr. Takamura, our chief executive officer, pledged 1,000,000 shares of common stock he owns to a representative of eleven of the investors to secure his obligation to transfer to such investors his shares if we issue, with certain exceptions shares of common stock or securities convertible into, or exercisable for, common stock at a price below $0.15 per share during the period ending August 11, 2011. We also entered into an agreement with a representative of these eleven accredited investors confirming that such investors have the right, but not the obligation, to purchase a minimum of $500,000 and a maximum of $700,000 of our Class A Preferred Stock (the “Preferred Stock”), at a price of $0.15 per share. This right is exercisable beginning on the effective date of our registration statement until August 10, 2010, subject to a 60 day extension if the registration statement is not effective by August 10, 2010.The investors may exercise this right on August 10, 2010 even if the registration statement is not effective by such date. We have not yet filed a certificate of designation designating this Preferred Stock. When authorized, we expect that the preferred stock will be convertible into one share of common stock, be subject to adjustment for issuances of securities to third parties at a price less than $0.15 per share, on a “full-ratchet basis” during the 18 months following a closing with respect to such issuance , provide the holders have the pre-emptive right to maintain their percentage ownership in us by buying, with specified exceptions, future issuances of our securities and the right to designate one person to serve as a member of our board of directors. Upon exercise of the right to purchase the Preferred Stock, the investors will also receive options, warrants or other similar rights to acquire our common stock equal to the total value of the investors’ investment in the Preferred Stock, based on a share value of $0.15 per share.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2010 Stock Option Plan

On February 9, 2010, our board of directors adopted the 2010 Stock Option Plan (the “Plan”). The Plan provides for the issuance of awards to our officers, directors, employees, consultants and others who provide services to us. Awards may take the form of options intended to qualify as incentive stock options as contemplated by section 422 of the Internal Revenue Code of 1986), as amended (the “Code”), and options that do not so qualify (“NQSO’s”). The total number of shares of common stock available under this Plan equals the sum of (i) 5,000,000, plus (ii) the number of shares with respect to awards that terminate without being exercised, are exchanged for awards that do not involve shares of common stock, or are settled in cash in lieu of shares of common stock. The per share exercise price of an option is, with specified exceptions, to be no less than the fair market value (as determined in accordance with the Plan) per share of common stock on the date of grant.

Generally, the Plan is to be administered by a committee designated by the Board of Directors consisting of not less than two directors (the "Committee"), each member of which must be a "non-employee director" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an "outside director" for purposes of Section 162(m) of the Code and Independent (as determined by the rules of the Nasdaq Stock Market). Subject to the terms of the Plan, the Committee is authorized to, among other things, select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Plan, and make other determinations that may be necessary or advisable for the administration of the Plan. The Committee is authorized to adjust awards in the event that a dividend or other distribution (whether in cash, shares of Common Stock or other property), recapitalization, forward or reverse split, reorganization, and certain other specified corporate events so that an adjustment is equitable. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Option Grants to Executive Officers

On February 9, 2010, pursuant to the Plan, we granted to the following executive officers stock options to acquire the number of shares of our common stock set forth next to such person’s name:

Eric Takamura	900,000
Henry Toh	450,000
Alan Pritzker	150,000

Subject to vesting, these options are exercisable during the ten years from the grant date at an exercise price of $0.45 per share. The options vest pro rata in 24 equal monthly installments as of the last day of each fiscal month), with the first installment vesting as of January 1, 2010. All of the options vest immediately upon a Change of Control Event. These options terminate immediately following the termination of such person’s employment with us for “Cause”(other than Cause relating to the employee’s material uncured breach of his employment agreement in which case the options terminate in accordance with their stated term) and 180 days after such person voluntarily terminates his employment other than for “Good Reason.”

The information called for by this Item 5.02 is hereby incorporated by reference from the disclosure provided under Items 1.01 and 3.02 to the extent required to respond to the disclosure requirements of this item 5.02.

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.11	Employment Agreement dated as of January 1, 2010 by and between Eric Takamura and InovaChem, Inc

10.12	Employment Agreement dated as of January 1, 2010 by and between Alan Pritzker and InovaChem, Inc

10.13	2010 Stock Option Plan

10.14	Letter Agreement dated as of February [11], 2010 by and between Inovachem, Inc and the representative of certain investors.

10.15	Stock Pledge Agreement dated as of February 11, 2010, between Eric Takamura and Uzi Halevy

10.16	Letter between InovaChem, Inc and John Salatino

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVACHEM, INC.

February 17, 2010	/s/ Eric Takamura
Name: Eric Takamura
Title: Chairman, Chief Executive Officer and President